EXHIBIT 21
MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

December 31, 2010

Subsidiaries Incorporated or Organized in Wisconsin	Subsidiaries Incorporated or Organized in Indiana
M&I Bank of Mayville	First Indiana Capital Statutory Trust II
M&I Community Development Corporation
M&I Dealer Finance, Inc.	Subsidiaries Incorporated in Kansas
M&I Distributors, LLC	Gold Banc Mortgage, Inc.
M&I Equipment Finance Company	Gold Capital Management, Inc.
M&I Exchange Services, LLC	Regional Holding Company, Inc.
M&I Financial Advisors, Inc.
M&I Insurance Services, Inc.	Subsidiaries Incorporated in Minnesota
M&I Investment Management Corp.	Calhoun Holdings, LLC
M&I Investment Partners Management, LLC	M&I Business Credit, LLC
M&I Investment Partners TALF Fund, LP	M&I Business Credit Holdings, Inc.
M&I Marshall & Ilsley Bank
M&I MEDC Fund, LLC	Subsidiaries Incorporated or Organized in Missouri
M&I New Markets Fund, LLC	Louisville Realty Corporation
M&I Private Equity Group II, LLC	SWB Holdings, Inc.
M&I Realty Advisors, Inc.	SWB Investment II Corporation
M&I Regional Properties, LLC	Trustcorp Statutory Trust I
Marshall & Ilsley Trust Company National Association	Trustee Corporation, Inc.
Milease, LLC
Water Street Land, LLC	Subsidiaries Incorporated or Organized in Nevada
M&I Bank FSB
Subsidiaries Incorporated in Arizona	M&I Custody of Nevada, Inc.
Northern-NVSL, LLC	M&I Marshall & Ilsley Holdings, Inc.
Speedway-HVSL, LLC	M&I Marshall & Ilsley Regional Holdings, Inc.
M&I Marshall & Ilsley Investment Corporation
Subsidiaries Incorporated or Organized in Delaware	M&I Marshall & Ilsley Investment II Corporation
EBC Statutory Trust I	M&I Mortgage Pass-Through Business Trust Series, 2004-1
EBC Statutory Trust II	M&I Portfolio Services, Inc.
Gold Banc Trust III	M&I Servicing Corp.
Gold Banc Trust IV	M&I Zion Holdings, Inc.
Gold Banc Capital Trust V	M&I Zion Investment Corporation
M&I Private Equity Group LLC	M&I Zion Investment II Corporation
M&I Ventures L.L.C.	SWB of St. Louis Holdings, Inc.
Taplin, Canida & Habacht, LLC	SWB of St. Louis Holdings I, LLC
TCH MI Holding Company, Inc.	SWB of St. Louis Holdings II, LLC

Subsidiaries Incorporated or Organized in Illinois	Subsidiaries Incorporated in Vermont
Astoria II LLC	M&I Mortgage Reinsurance Corporation
North Star Deferred Exchange Corp.
North Star Realty Services, LLC
North Star Trust Company